AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDEDMENT TO CONSULTING AGREEMENT is made effective as of the 30th day of August, 2017 (the "Effective Date").

AMONG:

GLOBAL BOATWORKS HOLDINGS INC., a corporation formed pursuant to the laws of the State of Florida and having an address of 2637 Atlantic Blvd., #134, Pompano Beach, FL 33062 ("Employer");

AND

RONALD ROWE II, an individual ("Consultant").

WHEREAS, on or about May 19, 2017, the Company entered into an Consulting Agreement with the Consultant (the "Agreement"); and

WHEREAS, the parties have agreed to amend the Consulting Agreement as set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Consultant hereby agree as follows:

1. Each of the Parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment

2. Article 3.1(a) shall be amended as follows:

    a. The last sentence shall be deleted in its entirety.

    b. The following shall be added:

    "Upon such election, such stock will be valued at a 40% discount to the lowest trading price for the 5 trading days before such election is made. Should the Company enter into an agreement with any third party that allows such Party to convert its shares at a conversion rate more favorable than that given to the Consultant, then the Consultant may, at any time, elect to convert any accrued and as yet unpaid compensation into common stock of the Company at an exchange rate equal to the conversion rate agreed to by the Company with that third party."

3. The Agreement as amended herby, remains in full force and effect, constitutes a legal, binding and valid obligation of each of the Parties, and is in all respects agreed to, ratified, and confirmed.

4. **Counterparts.** The parties may execute this Agreement in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Transmission by facsimile or electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. If by electronic mail, the executed Agreement must be delivered in a .pdf format.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

GLOBAL BOATWORKS HOLDINGS, INC.

By: ______________________
Name: Robert Rowe

Consultant

By: ______________________
Name: Ronald Rowe II